                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
/X/  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to
     sec.240.14a-11(c) or sec.240.14a-12

                                THE SANDS REGENT
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------
     (4)  Date Filed:

          ----------------------------------------------------------------------

                                     [LOGO]

                           345 NORTH ARLINGTON AVENUE
                               RENO, NEVADA 89501

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON NOVEMBER 4, 1996

                            ------------------------

To Our Shareholders:

     The Annual Meeting of Shareholders of The Sands Regent will be held at 10:00 a.m., on November 4, 1996, at the Sands Regency Hotel/Casino, 345 North Arlington Avenue, Reno, Nevada, for the following purposes:

          1. To elect three (3) directors each to serve for a three-year term.

          2. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on September 25, 1996, as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and any adjournments thereof.

     All shareholders are cordially invited to attend the meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. Returning your proxy card does not deprive you of your right to attend the meeting and vote your shares in person.

                                      By Order of the Board of Directors

                                      PETE CLADIANOS III, Secretary

September 27, 1996

                                     [LOGO]

                           345 NORTH ARLINGTON AVENUE
                               RENO, NEVADA 89501

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                NOVEMBER 4, 1996

     The accompanying Proxy is solicited by the Board of Directors of The Sands Regent (the "Company") for use at the Annual Meeting of Shareholders to be held at the Sands Regency Hotel/Casino, 345 North Arlington Avenue, Reno, Nevada, on November 4, 1996 at 10:00 a.m. and at any and all adjournments or postponements thereof. All shares represented by proxies will be voted in the manner designated. If no designation is made on a proxy, it will be voted FOR the election of the three nominees for election to the Board of Directors listed in the proxy. THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY ARE BEING MAILED TO THE SHAREHOLDERS ON OR ABOUT OCTOBER 4, 1996.

     Execution and delivery of the enclosed proxy will not affect the right of any person to attend the meeting and vote in person. Any shareholder giving a proxy has the power to revoke it at any time before it is voted by delivery of a written instrument of revocation or a duly executed proxy bearing a later date to the Secretary of The Sands Regent, 345 North Arlington Avenue, Reno, Nevada 89501. The presence of a shareholder at the meeting will not operate to revoke a proxy, but the casting of a ballot by a shareholder who is present at the meeting will revoke a proxy as to the matter on which the ballot is cast.

     Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote. Abstentions do not constitute a vote "for" or "against" any matter.

     The election inspectors will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker or nominee has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

     Notwithstanding the above, for purposes of determining the outcome of any matter as to which the broker or nominee who does not have discretion to vote has delivered a proxy but has failed to physically indicate on the proxy the lack of authority to vote, the shares will be treated as present and will be voted in accordance with the instructions on the proxy card (i.e., as a vote FOR the director nominees named herein).

                             SOLICITATION EXPENSES

     The cost of this solicitation will be borne by the Company. In addition to the mails, the Company's officers, directors and other regular employees, without additional compensation, may solicit Proxies personally or by other appropriate means.

                               VOTING SECURITIES

     Only shareholders of record at the close of business on September 25, 1996, will be entitled to vote at the meeting. The outstanding voting securities of the Company on that date were 4,498,722 shares of $0.05 par value Common Stock. Each of the outstanding shares will be entitled to one vote.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth as of September 25, 1996, all persons, other than the nominees for director and continuing directors as set forth under "Directors and Executive Officers" herein, known by the Company to own "beneficially," as such term is defined in the Rules of the Securities and Exchange Commission, more than 5% of the Company's outstanding shares of Common Stock. Except to the extent indicated in the footnotes to the following table, the person or entity listed has sole voting or dispositive power with respect to the shares which are deemed beneficially owned by such person or entity.

                                                                   SHARES
         NAME AND ADDRESS                                       BENEFICIALLY       PERCENT
        OF BENEFICIAL OWNER                                        OWNED           OF CLASS
        -------------------                                     ------------       --------
        Deborah Lundgren(1)                                        636,862          14.2%
        c/o Andrew Pearl, Esquire
        100 W. Liberty St.
        Reno, Nevada 89505

        Dimensional Fund Advisors, Inc.                            266,366(2)        5.9%
        1299 Ocean Avenue, 11th Floor
        Santa Monica, California 90401

        FMR Corp.                                                  251,072(3)        5.6%
        82 Devonshire St.
        Boston, Massachusetts 02109

- ---------------
(1) Ms. Lundgren is the daughter of Katherene Latham, Chairman of the Board of Directors, and niece of Pete Cladianos, Jr., President and Chief Executive Officer.

(2) Held without discretionary voting power as to 80,610 shares.

(3) Held without discretionary voting power.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The Company's Articles of Incorporation allow for not less than three nor more than nine directors. The number of directors is currently set at seven members as provided by the Company's Bylaws. In accordance with the Articles of Incorporation, members of the Board of Directors have been divided into three classes with approximately the same number of directors in each class. Each year one class of Directors shall be elected to hold office until their respective successors have been duly elected and qualified. All Directors elected shall serve until their successors shall have been duly elected and qualified. The nominees securing the highest number of votes, up to the number of directors elected, will be elected as directors. All Proxies received by the Board of Directors will be voted for the election, as directors, of the nominees listed below if no direction to the contrary is given. In the event that any nominee is unable or declines to serve, an event that is not anticipated, the Proxies will be voted for the election of any nominee who may be designated by the Board of Directors.

     All of the Continuing Directors and the Director Nominees were elected by the shareholders. Information regarding the nominees for election and the Continuing Directors and executive officers, furnished in part by each such person, appears below.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NAMED NOMINEE.

DIRECTOR NOMINEES

                                                               EXPIRATION         SHARES        PERCENT OF
                                                  DIRECTOR     OF NEW TERM     BENEFICIALLY       COMMON
NAME(1)                                            SINCE       AS DIRECTOR       OWNED(2)         STOCK
- -------                                           --------     -----------     ------------     ----------
Pete Cladianos, Jr.(3)(4)                            8/84          1999           1,075,084        23.5%
Pete Cladianos III(3)                               11/85          1999                  --           --
Katherene Latham(3)                                  8/84          1999             345,676         7.6%

CONTINUING DIRECTORS

                                                                EXPIRATION         SHARES         PERCENT OF
                                                   DIRECTOR       OF TERM       BENEFICIALLY        COMMON
NAME(1)                                             SINCE       AS DIRECTOR       OWNED(2)           STOCK
- -------                                            --------     -----------     -------------     ----------
Jon N. Bengtson                                       8/84          1997                  2            *
Joseph G. Fanelli                                    11/89          1998                200            *
Weldon C. Upton                                       2/89          1998                424            *
David R. Wood(5)                                      7/85          1997             80,406           1.8%
All Officers and Directors
  as a group (7 persons)                                                          1,501,792          32.9%

- ---------------

 *  Less than 1%

(1) The address of the Director Nominees and Continuing Directors is c/o The Sands Regent, 345 North Arlington Avenue, Reno, Nevada 89501.

(2) Held directly and with sole voting and investment power unless otherwise indicated.

(3) Pete Cladianos, Jr. and Katherene Latham are brother and sister. Pete Cladianos III, Antonia Cladianos II and Leslie Cladianos are the son and daughters of Pete Cladianos, Jr. and Allison Cladianos is the daughter of Pete Cladianos III.

(4) Includes 351,742 shares in trusts for the benefit of Pete Cladianos III, 340,956 shares in trusts for the benefit of Antonia Cladianos II, 220,052 shares in trusts for the benefit of Leslie Cladianos and 6,293 shares in a trust for the benefit of Allison Cladianos. Mr. Cladianos, as trustee for such trusts, exercises sole voting and investment power.

(5) Includes 72,000 shares subject to options which are presently exercisable.

DIRECTOR BIOGRAPHIES

     PETE CLADIANOS, JR. (age 66) has been President, Chief Executive Officer and a Director of the Company since 1978. Mr. Cladianos has been involved in the gaming and lodging industries in Reno for over 42 years.

     PETE CLADIANOS III (age 37) became an Executive Vice President of the Company in January 1996, Secretary in August 1984, and was elected as a Director in November of 1985. From February 1987 to January 1996, Mr. Cladianos served as Vice President of the Company and was Treasurer from 1983 to 1984. Mr. Cladianos joined the Company in 1982 as an internal auditor, became outside property manager in July 1983, and the cage and credit manager in September of 1984.

     KATHERENE LATHAM (age 65) has been Chairman of the Board of Directors of the Company since August 1984. Ms. Latham also served as Executive Vice President until November of 1991 and was Vice President of the Company in 1982 and from January to August of 1984, and has been a Director since 1978. From 1978 to 1984, Ms. Latham was Secretary of the Company. Ms. Latham has been involved in the gaming and lodging industries in Reno for over 40 years.

     JON N. BENGTSON (age 52) was appointed Executive Vice President and Chief Operating Officer of the Company in January 1996 and has served as a Director since August 1984. Mr. Bengtson has also served, since January 1996, as Chairman of the Board of Directors of Radica Games, Limited. From June 1995 to January 1996, Mr. Bengtson held the positions of Executive Vice President, Chief Operating Officer and a Director of Radica Games Limited. Prior to that, from January 1994 to June 1995, Mr. Bengtson was Executive Vice President, Chief Financial Officer and a Director of Radica Games Limited and served as President and Chief Executive Officer of Radica USA since December 1993. Mr. Bengtson also previously served as Executive Vice President of the Company from November 1991 to December 1994 and, prior to that, was Senior Vice President of the Company from November 1985. From May 1984 to July 1985, Mr. Bengtson served as Vice President -- Finance and Administration and Treasurer of the Company and was a Director from August 1984 to July 1985. From July 1985 to November 1985, Mr. Bengtson served as Executive Vice President and a Director of Stride Micro, a computer hardware development/sales company. Prior to May 1984, Mr. Bengtson served, for almost four years, in various corporate officer capacities with International Game Technology and was a Director from May 1981 to May 1984.

     JOSEPH G. FANELLI (age 78) retired in January 1986 as Vice President of Food and Beverage Operations of Harrah's Reno, Lake Tahoe and Atlantic City, a position he held since 1971. From 1948 to 1971, Mr. Fanelli was the Corporate Food and Beverage Director for Kahler Corporation of Rochester, Minnesota. In such capacity, Mr. Fanelli managed the food and beverage operations for 13 hotel/resort properties located in three states.

     WELDON C. UPTON (age 67) retired in May 1984 from the Nevada State Gaming Control Board. Mr. Upton began his career with the Gaming Control Board in 1955 and held various positions in the Audit, Intelligence and Taxes and Licenses Divisions, including Chief of the Audit Division.

     DAVID R. WOOD (age 44) has been Executive Vice President, Treasurer and Chief Financial Officer of the Company since January 1996 and a Director since joining the Company in 1985. From July 1985 to January 1996, Mr. Wood served as Vice President -- Finance and Administration, Chief Financial Officer, and Treasurer of the Company. Prior to joining the Company, Mr. Wood, a certified public accountant, was in public accounting for over 9 years and was a partner in a local Nevada based public accounting firm. Mr. Wood specialized in hotel/casino accounting and auditing while in public accounting and is an enrolled agent before the Nevada Gaming Authorities.

                 INFORMATION RELATING TO THE BOARD OF DIRECTORS
                      AND CERTAIN COMMITTEES OF THE BOARD

MEETINGS AND ATTENDANCE

     The Board of Directors of the Company held four meetings during the fiscal year ended June 30, 1996. Each incumbent Director attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees on which each served during fiscal 1996 or the portion of the year during which each served as Director.

COMMITTEES

     The Board of Directors of the Company has, in addition to its Executive Committee (whose present members are Pete Cladianos, Jr. and Katherene Latham), which may exercise all powers of the Board of Directors to the extent permitted by law, an Audit Committee, an Executive Compensation Committee and a Special Stock Grant Committee. The Board does not have a nominating committee. The general functions of such Board Committees, the identity of each committee member and the number of committee meetings held by each committee during the last fiscal year are set forth below.

     Audit Committee. The Audit Committee meets with the Company's independent auditors and makes recommendations to the Board of Directors concerning acceptance of the reports of such auditors and reviews and make recommendations to the Board concerning the accounting policies and procedures of the Company. The current members of the Audit Committee are Messrs. Fanelli and Upton, both outside Directors. There were two meetings held during fiscal 1996.

     Executive Compensation Committee. The Executive Compensation Committee determines the compensation of all principal officers other than the Chairman of the Board of Directors, the President and the Executive Vice Presidents. The Committee also administers the Company's stock option plan and the deferred compensation plan for the Company Directors. The current members of the Executive Compensation Committee are Pete Cladianos, Jr. and Katherene Latham. There were no meetings held during fiscal 1996.

     Special Stock Grant Committee. A Special Stock Grant Committee, whose sole duty shall be to consider and grant stock options to executives and key employees, has been appointed in order to comply with the requirements of Rule 16b-3 of the Security Exchange Act of 1934, as amended. The members of such Committee shall be disinterested persons within the meaning of the aforementioned Rule 16b-3 and are presently Joseph G. Fanelli and Weldon C. Upton. There were no formal meetings held during fiscal 1996.

COMPENSATION OF OUTSIDE DIRECTORS

     The two outside Directors, who are not employees of the Company, earned $8,300 each for the fiscal year ended June 30, 1996. Jon N. Bengtson, who served as an outside Director from November 1994 to January 1996, earned $4,000 as a Director in the fiscal year ended June 30, 1996. The outside Directors are to receive as compensation for services: (i) a $6,000 annual retainer; (ii) $500 for each Board of Directors meeting attended; (iii) $300 for each Board committee meeting attended on the same date as a Board meeting; and (iv) $500 for each Board committee meeting attended on a date when there is no Board meeting. Under the Company's Deferred Compensation Plan for Directors, the outside Directors may elect to defer the payment of the amounts due them as compensation for services. The deferred amounts bear interest at 9% per annum and are payable, at the Director's election, in a lump sum or in level monthly, semi-annual or annual installments at the end of the deferral period. Directors who are officers or employees of the Company do not receive compensation for their services as Directors.

                       COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION OF NAMED OFFICERS

     The following table sets forth information concerning the compensation for services in all capacities to the Company, for the fiscal years ended June 30, 1996, 1995, and 1994, of those persons who were, respectively, at June 30, 1996
(i) the Company's Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company whose annual salary and bonus for the fiscal year ended June 30, 1996 exceeded $100,000 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM
                                                     ANNUAL COMPENSATION         COMPENSATION
                     NAME AND                   -----------------------------   OPTIONS GRANTED
                PRINCIPAL POSITION              YEAR      SALARY       BONUS      (SHARES)(1)
                ------------------              -----    --------     -------   ---------------
    Katherene Latham(2)                         1996     $100,000          --            --
    Chairman of the Board of Directors          1995      100,000     $57,716            --
                                                1994      100,000      87,536            --
    Pete Cladianos, Jr.(3)                      1996      364,110          --            --
    President and Chief Executive Officer       1995      364,110      57,716            --
                                                1994      364,110      87,536            --
    David R. Wood                               1996      157,000       8,197        60,000
    Executive Vice President,                   1995      155,729      21,233            --
    Treasurer and Chief Financial Officer       1994      141,922      67,476            --
    Pete Cladianos III                          1996      125,600       8,197        60,000
    Executive Vice President and Secretary      1995      124,582      21,233            --
                                                1994      113,516      30,476            --

- ---------------

(1) The Company has not issued stock appreciation rights or restricted stock awards.

(2) Ms. Latham receives an annual salary of $100,000, plus a bonus equal to 1% of the Company's income from operations. In the event income from operations is less than $4.5 million there shall be no bonus. Such arrangement coincides with, and is unchanged from, a written employment agreement that had previously expired.

(3) Mr. Cladianos receives an annual salary of $364,110, plus a bonus equal to 1% of the Company's income from operations. In the event income from operations is less than $4.5 million there shall be no bonus. Such arrangement coincides with, and is unchanged from, a written employment agreement that had previously expired.

STOCK OPTION PLAN

     The Company's Amended and Restated Stock Option Plan for Executive and Key Employees (the "Stock Option Plan") provides for the grant of "incentive stock options" (i.e., options qualifying under Section 422 of the Internal Revenue Code of 1986, as amended) as well as non-qualified stock options. The Stock Option Plan provides for the granting of options to officers and key employees designated from time to time by a committee of directors (or a special committee of disinterested directors, in the case of grants to officers). The Executive Compensation Committee (the "Committee") of the Board administers the Stock Option Plan. There are 500,000 shares of the Company's Common Stock currently reserved for issuance pursuant to the Stock Option Plan, of which 154,136 shares have been issued under options which have been exercised. The per share exercise price of an option will not be less than 100% of the fair market value of the shares on the date of grant, or 110% of the fair market value in the case of incentive stock options granted to an individual then owning more than 10% of the total combined voting power of all classes of stock of the Company, any subsidiary or any parent corporation. Options become exercisable at such times and in such installments as the Committee determines at the time of such grant.

     No incentive stock option may be exercised after ten years from the date the option was granted (or five years in the case of an individual owning more than 10% of the total combined voting power of stock of the Company, any subsidiary or any parent corporation) or one year from the date of the employee's termination of employment, except that if the option is exercised after three months from the date of the termination by reason other than death or permanent disability, the option will not be considered an incentive stock option but rather will be taxed as a non-qualified option. No non-qualified option may be exercised after ten years and one day from the date the option was granted. Options may be exercised by delivery to the Secretary of the Company of full payment in cash or by check.

STOCK OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table sets forth information concerning options granted to the Named Officers pursuant to the Company's Amended and Restated Stock Option Plan for Executives and Key Employees during the fiscal year ended June 30, 1996.

                                                                                                     POTENTIAL
                                                                                                    REALIZABLE
                                                                                                     VALUE AT
                                                                                                  ASSUMED ANNUAL
                                                                                                     RATES OF
                              NUMBER OF                                                             STOCK PRICE
                             SECURITIES           % OF TOTAL                                     APPRECIATION FOR
                             UNDERLYING        OPTIONS GRANTED                                    OPTION TERM(1)
                               OPTIONS         TO EMPLOYEES IN      PER SHARE      EXPIRATION   -------------------
         NAME                GRANTED(1)        FISCAL YEAR 1996   EXERCISE PRICE      DATE         5%        10%
         ----                ----------        ----------------   --------------   ----------   --------   --------
David R. Wood..........         60,000                24%              $3.50         4/23/06    $132,000   $334,800
Pete Cladianos III.....         60,000                24%               3.85         4/23/06     111,000    313,800

- ---------------

(1) The options have a ten year term and are generally exercisable commencing 12 months after the grant date, with 20% of the shares covered thereby becoming exercisable at that time and with an additional 20% of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fifth anniversary date.

STOCK OPTIONS EXERCISED IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the Named Officers concerning the exercise of options during fiscal 1996 and, based upon the fair market value of the Common Stock as of June 30, 1996, stock options held as of the end of fiscal 1996.

                                                                                              VALUE OF UNEXERCISED
                                                              NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS
                               SHARES                     OPTIONS FOR FISCAL YEAR END:         AT JUNE 30, 1996(1)
                            ACQUIRED ON       VALUE       ----------------------------    ----------------------------
           NAME               EXERCISE       REALIZED     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
           ----             -----------      --------     -----------    -------------    -----------    -------------
David R. Wood.............         --            --          60,000          84,000         $     --         $90,000
Pete Cladianos III........         --            --              --          60,000               --          69,000

- ---------------

(1) Market value of the underlying securities at exercise date or year-end, as the case may be, minus the exercise price of "in-the-money" options.

SEVERANCE ARRANGEMENT

     The Company has entered into an agreement with Mr. Wood which provides that if Mr. Wood's employment with the Company is terminated by the Company for any reason other than for cause, disability or retirement (each, as defined) or by Mr. Wood for good reason (as defined) within three years after a change in control (as defined) of the Company, Mr. Wood shall be entitled to receive (a) a lump sum payment equal to three times (x) the greater of (1) Mr. Wood's annual base compensation for the 12-month period prior to the change in control or (2) Mr. Wood's annual base compensation at the time of the termination and (y) any bonus paid during the 12-month period immediately preceding the termination, and
(b) life, disability, accident and health insurance coverage substantially the same as Mr. Wood received immediately prior to the change in control but increased to the extent the such benefits were increased following the change in control for 36 months (or such lesser number of months up to the date of Mr. Wood's retirement or the date on which Mr. Wood obtains a new job of similar status). In addition, upon such a termination, all options held by Mr. Wood shall be immediately exercisable and all restrictions on transfer, if any, on securities then held by Mr. Wood shall lapse. In the event that any payment or benefit received pursuant to the agreement with Mr. Wood would not be deductible (in whole or part) by the Company as a result of the operation of Section 280G of the Internal Revenue Code, the amount of any such payments or benefit shall be reduced until no portion of the payment or benefit is not deductible as a result of Section 280G.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Executive Compensation Report and the Stock Price Performance Graph on Page 10 shall not be incorporated by reference into any such filings.

                         EXECUTIVE COMPENSATION REPORT

     The Executive Compensation Committee of the Board of Directors (the "Committee"), whose present members are Pete Cladianos, Jr. and Katherene Latham, is empowered, pursuant to the Company's By-laws, to determine the compensation of all executive officers other than the Chairman of the Board, the President and the Executive Vice Presidents. Such committee shall also administer the Company's Amended and Restated Stock Option Plan for Executive and Key Employees and the Company's Deferred Compensation Plan for Directors. The Executive Compensation Committee may not grant stock options.

     In order to comply with the requirements of Rule 16b-3 of the Security Exchange Act of 1934, as amended, a Special Stock Grant Committee (the "Special Committee") has been appointed whose sole duty shall be to consider and to grant stock options to executives and key employees. Such Special Committee, whose present members are Joseph G. Fanelli and Weldon C. Upton, shall be composed of disinterested persons within the meaning of the aforementioned Rule 16b-3. Stock options of the Company are not to be granted to any member of the Special Committee during the term of such membership.

     Compensation for the Chairman of the Board, the President and the Executive Vice Presidents is reviewed and established, from time to time, by the Board of Directors. It is a policy of the Board that such Executive Officers shall not participate in any Board decision relative to such respective person's compensation.

     The Company's executive compensation policy and philosophy is multifaceted. Such compensation program seeks to provide salaries that are competitive in the marketplace and designed to attract and retain highly-qualified executives. In addition, the program is designed to closely link certain compensation received by individuals to the performance of the Company and, in certain instances, the achievement of individual goals. Recognition is also given to an executive's individual performance. The Company's executive compensation program additionally establishes motivational incentives by providing the executive with a financial interest in the success of the Company similar to the interests of the Company's shareholders.

     Consistent with the aforementioned policy and philosophy, the Company's current compensation plan involves a combination of salary and bonuses to reward short-term performance and grants of stock options to encourage and reward longer-term performance. The key performance criterion in determining bonus payments is the levels of income from operations attained by the Company. Appropriate adjustments are considered, from time to time, to take into account market conditions and other factors impacting the Company's performance. The levels of supervisory or management responsibilities of the Company's executives and individual performances are also given significant consideration.

     The Company's primary long-term incentive program consists of stock options that are intended to encourage achievement of long-term goals and objectives consistent with results that benefit stockholders. These objectives include, but are not limited to, operating profitability, earnings per share growth, return on invested capital and return on shareholders' equity. It has been Company policy that such awards of stock options are granted to only certain executives and key employees who are not otherwise Principal Shareholders or family members of Principal Shareholders. Such stock option grants are intended to provide executives with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in its success through the opportunity to acquire an increased stock ownership in the Company and to benefit from appreciation in the value of the Company's stock. In making such awards, the Special Committee takes into account such other factors as it deems appropriate to a determination of the individual optionee's value to the Company and his potential contribution to its long-term success. The practice of the Special Committee has been to issue all stock options at exercise prices of not less than the market value of the Company's Common Stock on the date of grant, thus insuring that any value derived from such options will depend on subsequent increases in share value realized by shareholders generally.

     The Revenue Reconciliation Act of 1993, enacted August 10, 1993, amended the Internal Revenue Code of 1986 and included a provision which denies a deduction to any publicly held corporation for compensation paid to any "covered employee" (which are defined as the Chief Executive Officer and the Company's other four most highly compensated officers, as of the end of a taxable year) to the extent that the compensation exceeds $1 million in any taxable year of the corporation beginning after 1993. Compensation which is payable pursuant to written binding agreements entered into before February 18, 1993 and compensation which constitutes "performance based compensation" is excludable in applying the $1 million limit. Although the present compensation paid to any "covered employee" by the Company is presently less than the $1 million limit, it is the Company's policy to qualify future compensation paid to its top executives for deductibility under the new law in order to maximize the Company's income tax deductions to the extent that so qualifying the compensation is not inconsistent with the Company's fundamental compensation policies.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     During the fiscal year ended June 30, 1996, the compensation of the Company's Chief Executive Officer, Pete Cladianos, Jr., was pursuant to an arrangement by which Mr. Cladianos received a base salary of $364,110. The compensation package for Mr. Cladianos has not changed in six years.


     EXECUTIVE
   COMPENSATION           SPECIAL STOCK
     COMMITTEE           GRANT COMMITTEE        BOARD OF DIRECTORS
- -------------------      ----------------       ------------------
Katherene Latham         Joseph G. Fanelli      Katherene Latham
Pete Cladianos, Jr.      Weldon C. Upton        Pete Cladianos, Jr.
                                                Joseph G. Fanelli
                                                Weldon C. Upton
                                                Pete Cladianos III
                                                Jon N. Bengtson
                                                David R. Wood

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors is responsible for the compensation policies of the Company with respect to its current executive officers. All of the members of the Board, except Messrs. Fanelli and Upton, are employees of the Company. No member of the Board participates in the determination of his or her own compensation.

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph illustrates a comparison of the cumulative total shareholder return of the Company's Common Stock during the previous five years in comparison to the cumulative total return on the NASDAQ Stock Market-U.S. Index and the Dow Jones Entertainment & Leisure Casino index. The comparisons are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
          AMONG THE SANDS REGENT, THE NASDAQ STOCK MARKET -- US INDEX
           AND THE DOW JONES ENTERTAINMENT & LEISURE -- CASINOS INDEX

                                                                 DOW JONES
                                                               ENTERTAINMENT
      MEASUREMENT PERIOD        THE SANDS     NASDAQ STOCK      & LEISURE -
    (FISCAL YEAR COVERED)         REGENT       MARKET - US        CASINOS
    ---------------------       ---------     ------------    --------------
            6/91                   100            100              100
            6/92                   121            120              115
            6/93                   266            151              217
            6/94                   195            153              170
            6/95                    86            204              284
            6/96                    84            261              370

- ---------------
* $100 invested on June 30, 1991 in stock or index including reinvestment of dividends. Fiscal year ending June 30.

                        COMPLIANCE WITH SECURITIES LAWS

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten (10) percent of a registered class of the Company's equity securities (collectively, "Insiders"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "Commission") and the Nasdaq Stock Market. Insiders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of such forms received by it with respect to fiscal 1996, or written representations from certain reporting persons, the Company believes that its Insiders complied with all Section 16(a) filing requirements.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP served as auditors of the Company for the year ended June 30, 1996. The auditors will have a representative at the meeting who will have an opportunity to make a statement and will be available to respond to appropriate questions.

               SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     Shareholder proposals intended to be presented at the next Annual Meeting must be received by June 6, 1997. Proposals should be addressed to the attention of Pete Cladianos III, Secretary of The Sands Regent, 345 North Arlington Avenue, Reno, Nevada, 89501, and should be sent Certified Mail -- Return Receipt Requested.

                                 OTHER MATTERS

     The management knows of no other matters other than those described above which will be presented for action at the meeting. If any other matters properly come before the meeting, or any adjournments, the people voting the management proxies will vote them in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          PETE CLADIANOS III, Secretary

                                REVOCABLE PROXY

                                THE SANDS REGENT

               ANNUAL MEETING OF SHAREHOLDERS -- NOVEMBER 4, 1996

              THIS PROXY IS SOLICITATED BY THE BOARD OF DIRECTORS


  The undersigned hereby appoints Pete Cladianos, Jr. and Katherene Latham, or either of them, with full power of substitution, proxies of the undersigned to vote all of the shares of capital stock of The Sands Regent that the undersigned is entitled to vote at the Annual Meeting of Shareholders of The Sands Regent, and at any adjournment thereof, upon the matters described in the Proxy Statement, for the meeting to be held on November 4, 1996, as follows:


                         (Continued on the other side.)





- -------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                                                       Please mark
                                                      your vote as   /X/
                                                      indicated in
                                                      this example

1. ELECTION OF DIRECTORS:

   Nominees: Katherene Latham, Pete Cladianos, Jr. and
             Pete Cladianos III, each for a three (3) year term.

/ / VOTE FOR all nominees listed above.                  / / VOTE WITHHELD
         except vote withheld from the following             from all nominees
         nominees (if any):

2. IN THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME
   BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.


     I DO  / /           DO NOT  / /  PLAN TO ATTEND THE ANNUAL MEETING


THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND FOR
ITEM (2).

Please check your mailing address as shown on this Revocable Proxy. If it is inaccurate, please correct your address in the space provided below.

                        PLEASE MARK, SIGN, DATE, AND RETURN
           --------     THIS REVOCABLE PROXY PROMPTLY
                  |     USING THE ENCLOSED ENVELOPE.
                  |
                  |


Signature(s)_______________________________________ Dated:_______________, 1996

Please date this Revocable Proxy and sign exactly as your name appears on your stock certificate. If signing as a fiduciary, please give your full title.

- -------------------------------------------------------------------------------
                              FOLD AND DETACH HERE